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                                                  EXHIBIT 4.2
                         RIGHTS AGENT AGREEMENT



                             ___________, 1996

Continental Stock Transfer & Trust Company
2 Broadway
New York, NY 10004

Attn:  Compliance Department

Ladies and Gentlemen:

    Health-Chem Corporation, a Delaware corporation (the "Company"), is making an offer to issue (the "Subscription Offer") to the holders of record (the "Record Stockholders") of its outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on __________, 1996 (the "Record Date"), the right to subscribe for and purchase (each a "Right") shares of Common Stock (the "Additional Common Stock") at a purchase price of $_____ per share of Additional Common Stock (the "Subscription Price"), payable by cashier's or certified check, upon the terms and conditions set forth herein. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term "Subscription" shall mean any such submission. The Subscription Offer will expire at 5:00 p.m., Eastern Daylight Time, on ____________, 1996 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

    The Company filed a Registration Statement (the "Registration Statement") relating to the Additional Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") on April __, 1996. Said Registration Statement was declared effective on ____________, 1996. The terms of the Subscription Offer and the Additional Common Stock are more fully described in the Prospectus forming part of said Registration Statement as it was declared effective, and the accompanying Letter of Instruction. Copies of the
Prospectus, the Letter of Instruction and the Notice of Guaranteed Delivery are annexed hereto as Exhibit 1, Exhibit
2 and Exhibit 3, respectively.  All terms used and not
defined herein shall have the same meaning as in the
Prospectus.   Promptly after the Record Date, the Company
                           - 38 -
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will provide you with a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").

    The Rights are evidenced by transferable stock purchase warrants (the "Warrants" "), a copy of the form of which is annexed hereto as Exhibit 4. The Warrants entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of 3 shares for each ten shares of Common Stock held as of the Record Date (the "Basic Subscription Privilege"). No fractional
shares will be issued.   Reference is made to the Prospectus
for a complete description of the Basic Subscription
Privilege.

    The Company hereby appoints you as Rights Agent (the
"Rights Agent") for the Subscription Offer and agrees with you as follows:

    1.   As Rights Agent, you are authorized and directed to:

     A. Issue the Warrants in accordance with this Agreement in the names of the Record Stockholders, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Warrants may be signed on behalf of the Rights Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Rights Agent, or by the manual signature of any of its other authorized officers.

     B.  Upon your receipt of the Record Stockholders List:

         (1) mail or cause to be mailed, by first class mail, to each Record Stockholder whose address of record is within the United States, except for the states described in section 2 below, (a) a Warrant evidencing the Rights to which such stockholder is entitled under the Subscription Offer,
(b) a copy of the Prospectus, (c) a Letter of Instruction,
(d) a Notice of Guaranteed Delivery and (e) a return envelope addressed to the Rights Agent; and

         (2) mail or cause to be mailed, by first class mail, to each Record Stockholder whose address of record is in any of the states set forth on Schedule A (a) a copy of the Prospectus, and (b) a Letter of Explanation. You shall refrain from mailing Warrants evidencing Rights issuable to any Record Stockholder whose address of record is within these states.

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      C.  Mail or deliver a copy of the Prospectus to each
assignee or transferee of Rights upon your receiving appropriate documents to register the assignment or transfer thereof, along with certificates for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Warrant.

     D.  Accept Subscriptions upon the due exercise of Rights
(including payment of the Subscription Price) prior to the Expiration Time in accordance with the terms of the Warrants and the Prospectus.

     E. Accept Subscriptions from stockholders whose Warrants are alleged to have been lost, stolen or destroyed, upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to the Company, accompanied by payment of the Subscription Price for the total number of shares of Additional Common Stock subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Warrants and you shall withhold delivery of the shares of Additional Common Stock subscribed for until after the Warrants have expired and it has been determined that the Rights evidenced by the Warrants have not been purported to have been exercised, transferred, or otherwise surrendered.

    F. Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including, without limitation, proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person if, and only if:

         (1) the Warrant is registered in the name of a fiduciary and is executed by such fiduciary, provided that the certificate representing the Additional Common Stock is to be issued in the name of such fiduciary;

        (2) the Warrant is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

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        (3)   the Warrant is registered in the name of a
corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer or agent thereof, provided the Additional Common Stock is to be issued in the name of such corporation; or

       (4) the Warrant is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided the Additional Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that such person purports to be.

    G. Accept Subscriptions not accompanied by Warrants if submitted by a firm having membership in the New York or American Stock Exchanges or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Additional Common Stock Subscribed for.

    H. Accept Subscriptions even though unaccompanied by Warrants, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus.

    I. Refer to the Company for specific instructions as to acceptance or rejection of: (1) Subscriptions received after the Expiration Time; (2) Subscriptions not authorized to be accepted pursuant to this Agreement; and (3) Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Warrants.

    J.   Upon acceptance of a Subscription you shall:

              (1)  hold all monies received in a special
account for the benefit of the Company. Promptly following the Expiration Time you shall distribute to the Company the funds in such account and issue stock certificates for shares of Additional Common Stock issuable with respect to Subscriptions which have been accepted.

              (2)  advise the Company daily by telecopy to
the attention of Bruce M. Schloss (telephone (212) 398-0700;
facsimile (212) 398-0884) (the "Company Representative"),

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with copies to Paul Bork (telephone (617) 345-9000; facsimile
(617) 345-9020), as to the total number of shares of Additional Common Stock subscribed for, and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone, confirmed by telecopy, of the amount of funds received identified in accordance with (1) above, deposited, available or transferred in accordance with (1) above, with cumulative totals; and

              (3) as promptly as possible but in any event on or before 3:30 p.m., Eastern Daylight Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (2) above of the number of shares Subscribed for the number of Subscription guarantees received and the number of shares of Additional
Common Stock unsubscribed for.

    K. Upon valid Subscription, you shall requisition certificates (in your separate capacity as the Company's
Transfer Agent) for the Common Stock for shares of Additional
Common Stock Subscribed for.

    L. If certificates representing shares of Additional Common Stock are to be delivered by you to a person other than the person in whose name a surrendered Warrant is registered, you will issue no stock certificate for Additional Common Stock until the Warrant so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchanges has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Additional Common Stock in a name other than that of the registered holder of the Warrant surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

2.  A.   The Warrants shall be issued in registered form
only. The Company hereby appoints you as Registrar for the Warrants. As such Registrar you shall keep books and records of the registration and transfers and exchanges of Warrants (such books and records of the registration and transfers and exchanges of Warrants (such books and records are hereinafter called the "Warrant Register").

    B. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.
                           - 42 -
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    C.   Any Warrant when duly endorsed shall be deemed
negotiable, and when a Warrant shall have been so endorsed the holder thereof may be treated by the Company, you and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding, but until such transfer is registered in the Warrant Register, the Company and you may treat the registered holder thereof as the owner for all purposes.

3. You will use reasonable procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Warrant may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Additional Common Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized to not issue any shares of Additional Common Stock to such stockholder.

4. You will examine the Warrants received by you as the Rights Agent to ascertain whether they have been completed and executed in accordance with the applicable Letter of Instruction. In the event that any Warrant has not been properly competed or executed, or where the Warrants are not in proper form for Subscription, or any other irregularity in connection with the Subscription exists, you will follow reasonable procedures to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from the Company, with respect to said Warrant, a notice which was duly delivered, dated and executed by an authorized officer of the Company, indicating that any irregularity in such Warrant has been cured or waived and that such Warrant has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing stockholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Warrants or by registered mail insured separately for the value of such Warrants) to such stockholder's address as set forth in the Subscription, any Warrants surrendered in connection therewith and any other documents received with such Warrants, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Warrants and other documents.

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5.  Each document received by you relating to your duties
hereunder shall be dated and time stamped when received.

6.  A.   For so long as this Agreement shall be in effect,
the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, you will (in your separate capacity as the Transfer Agent for the Common Stock) issue stock certificates evidencing the appropriate number of shares of Additional Common Stock as required from time to time in order to effectuate the Subscriptions.

    B. The Company shall take any and all action the Company shall deem necessary, including, without limitation, obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Additional Common Stock issuable upon the exercise of the Warrants at the time of delivery of the stock certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

    C. The Company shall, from time to time, take all action the Company shall deem necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Warrants or Additional Common Stock issued upon exercise of Warrants.

7. Should any issue arise regarding federal income tax reporting or withholding, you will immediately seek Company direction and shall take such action as the Company instructs you in writing.

8. The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days prior notice to the Company. Upon such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties

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hereunder.   You will promptly forward to the Company or its
designee any Warrant or other document relating to your duties hereunder that you may possess or control at the time of termination or which you receive after your appointment has so terminated. The obligations of this Section 8, and of Sections 9, 11, and 12 of this Agreement shall survive any termination of this Agreement.

 9.  As Rights Agent for the Company hereunder you:

    A. shall make no representations and have no responsibilities as to the validity, sufficiency, value, or genuineness of any Warrants surrendered to you hereunder or shares of Additional Common Stock issued in exchange therefor and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

    B. may rely on and shall be fully authorized and protected in acting or refraining from acting, as directed by any certificate, instrument, opinion, notice, letter, telegram, telefax, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

    C. shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

    D. shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including, without limitation, obligations under applicable securities laws;

    E. may rely on and shall be fully authorized and protected in acting or refraining from acting, when instructed to so act or refrain from acting by the written, telephonic or oral instructions of officers of the Company with respect to any matter relating to you acting as Rights
Agent covered by this Agreement (or supplementing or qualifying any such actions); provided, however, that you shall not rely on oral instructions where this Agreement requires instructions in writing.

    F. are not authorized to pay, and shall not pay, any brokers, dealers, or soliciting fees to any person.

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10.  In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, settled by a written document executed by the Company and each such stockholder and party.

 11. Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable.

12. Whether or not any Warrants are surrendered to you, for your services as Rights Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Schedule B hereto, together with reimbursement for reasonable out-of-pocket expenses.

13. The Company covenants to indemnify and hold you and your officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any loss, liability, damage or expense (including without limitation any loss, liability, damage or expense incurred for accepting Warrants tendered without a signature guarantee and the fees and expenses of counsel) incurred without negligence or bad faith arising out of or in connection with the Subscription Offer, this Agreement or the administration of your duties hereunder, including without limitation the costs and expenses of defending and appealing against any action, proceeding, suit or claim. In no case shall the Company be liable under this indemnity with respect to any action, proceeding, suit or claim against you unless the Company shall be notified by you, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of any action, proceeding, suit or claim made or commenced against you promptly after you shall have been served with the summons or other first legal process or have received the first written assertion giving information as to the nature and basis of the action, proceeding, suit or claim. In no case shall the Company be liable under this indemnity with respect to any action, proceeding, suit or claim in which the Company shall assert a claim, counterclaim, cross-claim, right of offset, or other charge, cost or expense against or from the Rights Agent. The Company shall be entitled to participate at its own expense in the defense of any action, proceeding, suit or claim hereunder and to control the defense of same.
                           - 46 -
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14.  If any provision of this Agreement shall be held
illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

15. The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including, without limitation, this Agreement) have been duly authorized by all necessary corporate action (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

16. In the event that any claim of inconsistency between this Agreement and the terms of the Registration Statement arise, as they may from time to time be amended, the terms of the Registration Statement shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Rights Agent, which shall be controlled by the terms of this Agreement.

17. Set forth on Schedule C hereto is a list of the names and specimen signature of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any additional persons authorized to act for the Company under this Agreement.

18. Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed to each party at its respective address set forth beneath its respective signature to this Agreement, or to such other address as a party hereto shall notify the other.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other.
                           - 47 -
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20.  No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

         Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Rights Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                           Very truly yours,

                           HEALTH-CHEM CORPORATION


                           By: ______________________________
                           Name:
                           Title:
                           Address for notices:
                           1212 Avenue of the Americans
                           New York, NY 10038


CONTINENTAL STOCK TRANSFER & TRUST COMPANY
Accepted as of the date
above first written:

By: ____________________________
Name:
Title:
Address for notices:

    2 Broadway
    New York, NY 10004

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Exhibit 1               Prospectus
Exhibit 2               Letter of Instruction
Exhibit 3               Notice of Guaranteed Delivery
Exhibit 4               Form of Warrant

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SCHEDULE A

States in which Offering
Will not be Made

Unless and until the Rights Agent is notified otherwise by the Company or its counsel, the Offering shall proceed in all fifty states of the United States.

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SCHEDULE B

Schedule of Fees

as

Subscription Agent in connection with
the Subscription Agent Agreement

1.  Issuance Fee..........................$2.50 per Warrant

2.  Exercise of Warrants................ $10.00 per Warrant
    ($1500 minimum aggregate exercise fee)

3. Reasonably necessary out-of-pocket expenses, including overtime and microfilming of Warrants and attached documentation, as incurred

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SCHEDULE C

Persons Authorized to Act on Behalf of Company


    Name              Position          Specimen Signatures